Exhibit 31.1

CERTIFICATIONS

I, David Bakhshi, certify that:
1.I have reviewed this quarterly report on Form 10-QSB of Latin American Telecommunications Venture Company - LATVCO.
2.Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;
3.  Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;
4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:
a) designed  such  disclosure  controls  and  procedures  to ensure  that material  information  relating  to  the  registrant,   including  its consolidated subsidiaries,  is made known to us by others within those entities,  particularly  during  the  period in which  this  quarterly report is being prepared;
b) *;
c) evaluated the  effectiveness of the small business issuer’s  disclosure  controls  and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (The small business issuer’s fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting;
5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);
a) all  significant  deficiencies  in the design or operation of internal  controls  which could  adversely  affect the  registrant's  ability to record,  process,  summarize,  and  report  financial  data  and  have identified for the  registrant's  auditors any material  weaknesses in internal controls; and
b) any fraud, whether or not material,  that involves management or other employees who have a  significant  role in the  registrant's  internal controls; and
6.The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.
Date: September 12, 2007
/s/ David Bakhshi
Chief Executive Officer
(Principal Executive Officer)
*Indicates material omitted in accordance with SEC Release Nos. 33-8238 and 34-47986.